                                 SCHEDULE 14A
                                (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))

    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or
        Rule 14a-12


                       MILWAUKEE INSURANCE GROUP, INC.
- - -------------------------------------------------------------------------------
           (Name of Registrant as Specified in Its Charter)


                       MILWAUKEE INSURANCE GROUP, INC.
- - -------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

    [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

- - -------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transactions applies:

- - -------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - -------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- - -------------------------------------------------------------------------------

    (5) Total fee paid:

- - -------------------------------------------------------------------------------
    [ ] Fee paid previously with preliminary materials.

- - -------------------------------------------------------------------------------
    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- - -------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- - -------------------------------------------------------------------------------

    (3) Filing party:

- - -------------------------------------------------------------------------------

    (4) Date filed:

- - -------------------------------------------------------------------------------

                                                 MILWAUKEE INSURANCE GROUP, INC.
                                                 803 West Michigan Street
                                                 Milwaukee, Wisconsin 53233
                                                 (414) 271-0525


    NOTICE OF ANNUAL MEETING


    To the Shareholders of
    MILWAUKEE INSURANCE GROUP, INC.

    Notice is hereby given that the annual meeting of shareholders (the "Annual Meeting") of Milwaukee Insurance Group, Inc., a Wisconsin corporation (the "Company"), will be held on Thursday, May 18, 1995, at 4:00 p.m. Central Time at the home office of the Company, 803 West Michigan Street, Milwaukee, Wisconsin for the following purposes; all as more particularly described in the accompanying Proxy Statement:

    1. To elect two directors to serve until the 1998 annual meeting of shareholders.
    2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The Board of Directors has fixed the close of business on March 31, 1995 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be open to the examination of any shareholder during ordinary business hours beginning two business days after the date of this notice through the date of the Annual Meeting at the offices of the Company, 803 West Michigan Street, Milwaukee, Wisconsin 53233.

    A proxy and Proxy Statement are enclosed herewith.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.


                                              By Order of the Board of Directors



                                              Daniel A. Riedl
                                              Secretary

April 17, 1995

                        MILWAUKEE INSURANCE GROUP, INC.
                            803 WEST MICHIGAN STREET
                           MILWAUKEE, WISCONSIN 53233

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 1995


    This Proxy Statement is being furnished to shareholders by the Board of Directors (the "Board") of Milwaukee Insurance Group, Inc., a Wisconsin corporation (the "Company"), beginning on or about April 17, 1995 in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Thursday, May 18, 1995, at 4:00 p.m. Central Time at the home office of the Company, 803 West Michigan Street, Milwaukee, Wisconsin, and all adjournments or postponements thereof (the "Annual Meeting").
Milwaukee Mutual Insurance Company ("Mutual") owns approximately 48% of the Company's outstanding common stock, $.01 par value per share (the "Common Stock"). A copy of the Annual Report to Shareholders containing financial statements for the year ended December 31, 1994 is enclosed. Such Annual Report is neither a part of this Proxy Statement nor incorporated herein by reference.

    Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting.

    A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the two persons nominated for election as directors referred to herein, and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.

    Only holders of record of Common Stock at the close of business on March 31, 1995 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 4,150,600 shares of Common Stock, each of which is entitled to one vote per share.

                             ELECTION OF DIRECTORS

    At the Annual Meeting, the shareholders will elect two directors of the Company, each to hold office until the 1998 annual meeting of shareholders and until their respective successors are duly elected and qualified. Directors of the Company are divided into three classes, with each class elected to hold office until the third succeeding annual meeting of shareholders. Set forth below are the Board's nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the two persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any of the nominees should be unable or unwilling to serve, the shares represented by proxies received will be voted for other nominees selected by the Board.

    The following sets forth certain information, as of March 31, 1995, about each of the Board's nominees for election at the Annual Meeting and for each of the directors continuing in office. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and held the offices shown for more than the past five years.

                   NAME, PRINCIPAL OCCUPATION OR EMPLOYMENT,        DIRECTOR
                            DIRECTORSHIPS AND AGE                    SINCE
- - --------------------------------------------------------------------------------

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
              TERM EXPIRING AT 1998 ANNUAL MEETING OF SHAREHOLDERS

              JOSEPH C. BRANCH,                                        1990
[PHOTO] Partner of the law firm of Foley & Lardner since 1989; Shareholder of the law firm of Whyte & Hirschboeck S.C.
              from 1977 to 1989; age 51.



              ROBERT W. DOUCETTE,                                      1985
[PHOTO]       Chairman of the Board and Director of the Company since
              1985; President of the Company from 1985 to 1993;
              Chairman of the Board of Mutual since 1963 and Director since 1955; age 71.

                   NAME, PRINCIPAL OCCUPATION OR EMPLOYMENT,        DIRECTOR
                            DIRECTORSHIPS AND AGE                     SINCE
- - --------------------------------------------------------------------------------
                         DIRECTORS CONTINUING IN OFFICE
              TERM EXPIRING AT 1996 ANNUAL MEETING OF SHAREHOLDERS


              DANIEL R. DOUCETTE,                                    1992
[PHOTO] President of the Company since 1993; Vice President of the Company and Director of Mutual from 1991 to 1993; President of Mutual and President of Milwaukee Guardian Insurance, Inc. and Milwaukee Safeguard Insurance Company, subsidiaries of the Company, since 1989 and 1995, respectively; age 45.


              MAUREEN J. OSTER,                                      1987
[PHOTO] President of Johnson Asset Management of Wisconsin, Inc. (formerly Lipper Advisory Services, Inc.), a registered investment advisor, since 1985 and Chief Investment Officer since 1992; Chief Executive Officer of Johnson Asset Management of Wisconsin, Inc. from 1985 to 1992; age 47.

                   NAME, PRINCIPAL OCCUPATION OR EMPLOYMENT,        DIRECTOR
                            DIRECTORSHIPS AND AGE                     SINCE
- - --------------------------------------------------------------------------------
                         DIRECTORS CONTINUING IN OFFICE
              TERM EXPIRING AT 1997 ANNUAL MEETING OF SHAREHOLDERS

              MICHAEL S. ARIENS,                                     1986
              Chairman of the Ariens Company, a manufacturer of power lawn and
[PHOTO] garden equipment since 1992; President of the Ariens Company from 1969 to 1992; Director of Wisconsin Public Service Corporation, a public utility company; Director of David White, Inc., a manufacturer of surveying equipment; age 63.


              JAMES L. DORMAN,                                       1986
[PHOTO] Chairman and CEO of Amalga Composites, Inc., a manufacturer of advanced composite components since 1989; President and CEO of Success Business Industries, Inc., a manufacturer of office products from 1990 to 1994; Chairman and CEO of Universal Statuary Corp., a manufacturer of home decorative products from 1987 to 1993; Chairman of the Board and CEO of Intercontinental Trading, Ltd., a provider of services in international trade since 1984; age 62.

              MICHAEL J. KOSS,                                       1991
[PHOTO] Chief Executive Officer since 1991, and President and Director since 1987, of Koss Corporation, a manufacturer of electronics; age 40.

     Robert W. Doucette is the father of Daniel R. Doucette and the brother of Thomas I. Doucette.

     Directors are elected by a plurality of the votes cast (assuming a quorum is present). Consequently, any shares not voted at the Annual Meeting, whether due to abstentions, broker non-votes or otherwise, will have no impact on the election of directors.

THE BOARD RECOMMENDS JOSEPH C. BRANCH AND ROBERT W. DOUCETTE FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" ALL NOMINEES.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has three standing committees which perform auditing and compensation functions, each of which is a joint committee with Mutual. The Board has no nominating committee.

    FINANCIAL AUDIT COMMITTEE. The Financial Audit Committee met three times during 1994 and consists of Mr. Dorman, Ms. Oster and two directors of Mutual. Among other things, the Financial Audit Committee (a) reviews and recommends to the Company's Board of Directors the engagement of the Company's independent accountants and the scope and timing of their audit of the Company's financial statements, (b) reviews with the independent accountants and Company management policies and procedures with respect to internal auditing and financial and accounting controls, and reviews with the independent accountants their report on the Company's financial statements and their recommendations for improvements in the Company's internal controls and the implementation of such recommendations. No member of the Financial Audit Committee is an officer or employee of the Company or Mutual.

    INVESTMENT COMMITTEE. The Investment Committee met three times in 1994 and consists of Mr. Ariens, Mr. Branch, Ms. Oster and two directors of Mutual. The Investment Committee oversees the management of the Company's investment portfolio, reviews the investment guidelines and strategy adopted by the Company and approves significant investment transactions.

    COMPENSATION COMMITTEE. The Compensation Committee met four times during 1994 and consists of Mr. Dorman, Mr. Koss, Mr. Branch, and two directors of Mutual. The Compensation Committee establishes the Company's and Mutual's executive compensation policies.


COMPENSATION OF DIRECTORS

    Directors of the Company who are also officers of the Company or Mutual receive no fees for service as Directors of the Company. Outside Directors are paid an annual retainer of $5,000 and are paid $500 plus travel expenses for each committee and special Board meeting attended. Each current and future non-employee director also receives a one-time grant of an option to purchase 5,000 shares of Common Stock pursuant to the Company's 1994 Incentive Stock Plan. The grants of option are at market value on the date of grant and vest 25% two years from grant and an additional 25% each year thereafter.


NUMBER OF BOARD MEETINGS AND ATTENDANCE

    During 1994, seven meetings of the Board were held. Each Director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which the director served during 1994.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following table sets forth information, as of March 31, 1995, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, all of the directors and executive officers as a group and each person known to be the beneficial owner of 5% or more of the outstanding Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.


                                                       Amount and
                                                       Nature of
                                                       Beneficial
Name of Beneficial Owner                               Ownership (1)             Percent of Class
- - ------------------------                               -------------             ----------------
Robert W. Doucette                                          40,500                        *
Daniel R. Doucette                                          18,415                        *
Michael S. Ariens                                              200                        *
Maureen J. Oster                                               800                        *
James L. Dorman                                              3,000                        *
Michael J. Koss                                                  0                        *
Joseph C. Branch                                             1,000                        *
Thomas I. Doucette                                           1,200                        *
Robert W. Grieb                                              1,000                        *
Tracy Watchmaker Schneider                                   3,697                        *
Peter J. Donegan                                             2,821                        *
Gil C. Rohde, Jr.                                            2,509                        *
All directors and executive
   officers as a group (16 persons)                         82,986                     2.0%

Milwaukee Mutual Insurance Company
803 West Michigan Street
Milwaukee, WI  53233                                     2,010,000                     48.4%

Heartland Advisors, Inc.                                   553,000 (2)                 13.3%
790 North Milwaukee Street
Milwaukee, WI 53202

T. Rowe Price Associates, Inc. and,
T. Rowe Price Small Cap. Value Fund, Inc.
100 East Pratt Street
Baltimore, MD 21202                                        240,000 (3)                 5.8%

- - ----------------
*     Less than one percent.

(1) Includes shares subject to exercisable stock options as follows: Mr. Daniel Doucette, 2,215 shares, Ms. Watchmaker Schneider, 783 shares, Mr. Donegan 603 shares; and all directors and executive officers as a group, 5,506 shares.

(2) As reported by Heartland Advisors, Inc. (Heartland) on a Schedule 13G dated February 15, 1995. Heartland reported sole dispositive power over 553,000 shares of Common Stock and sole voting power over none of the shares of Common Stock.

(3) As reported by T. Rowe Price Associates, Inc. and T. Rowe Price Small Cap Value Fund, Inc. on a Schedule 13G dated February 15, 1995. These securities are owned by various individual investors including the T. Rowe Price Small Cap Value Fund, Inc. (which owns 240,000 shares) for which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or shared power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.


    SECTION 16(A) DISCLOSURE. Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than ten percent of the Common Stock to file reports of their ownership of Common Stock with the Securities and Exchange Commission and with the Company. Based solely on a review of the copies of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during 1994 all required reports were filed timely.


EXECUTIVE COMPENSATION

    Prior to 1995 the Company and its subsidiaries had no employees. The employees of Mutual were utilized by the Company on a cost-allocated basis. Consequently, all salaries, bonuses and other compensation were determined and paid by Mutual. Effective January 1, 1995, the Company assumed Mutual's role as employer.

SUMMARY COMPENSATION INFORMATION

    The following table sets forth certain information concerning compensation paid by Mutual for the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer. The approximate percentages of compensation allocated to the Company pursuant to an intercompany allocation agreement are included in the footnotes to the table. The table also includes compensation paid to Thomas I. Doucette, the former President of Milwaukee Life Insurance Company (Milwaukee Life), the Company's life insurance subsidiary, which was sold effective July 1, 1994.
The persons named in the table are sometimes referred to in this proxy statement as the "named executive officers."

                         SUMMARY COMPENSATION TABLE (1)

                                        ANNUAL COMPENSATION               LONG TERM COMPENSATION
                                        -------------------               ----------------------
                                                                                         SECURITIES
                                                                          RESTRICTED     UNDERLYING
NAME AND PRINCIPAL                                                        STOCK          OPTIONS/        ALL OTHER
POSITION                                 YEAR     SALARY     BONUS(2)     AWARDS         SARS(3)         COMPENSATION(4)
- - ------------------                       ----     ------     --------     ------         ---------       -------------
                                                    ($)         ($)        ($)              (#)              ($)
Daniel R. Doucette                       1994   $275,769    $230,000      $48,125          15,182        $66,883
President of the Company,                1993    253,000      77,992            0           4,430          2,189
President of Mutual, President           1992    232,500       2,992            0         150,000         10,299
of Milwaukee Guardian
Insurance, Inc. (5)

Robert W. Grieb                          1994    160,069           0            0               0        272,961
President of Milwaukee                   1993    154,553       1,901            0               0        158,941
Safeguard Insurance                      1992    148,624       1,900            0               0          6,842
Company (5), Chief
Operating Officer of Mutual.
Retired effective 1/13/95

Thomas I. Doucette                       1994    146,748      15,000            0               0        158,251
President of Milwaukee                   1993    140,999       1,736            0               0        159,980
Life Insurance Company                   1992    135,606       1,736            0               0          6,251
until July 1994 (5)
Vice President of Mutual

Peter J. Donegan                         1994    101,491      27,000        9,625           6,428          5,098
Vice President                           1993     92,933       1,085            0           1,205          4,419
Commercial Lines                         1992     86,930       1,992            0               0          3,906

Tracy Watchmaker Schneider               1994    129,490      15,000        9,625           6,738          5,818
Treasurer, Vice President of             1993    123,165       1,508            0           1,565          5,860
Finance and Treasurer of Mutual          1992    119,250       2,821            0               0          5,386

Gil C. Rohde, Jr.                        1994    108,823      10,000        9,625           5,456          4,448
Vice President Personal Lines,           1993     79,545       6,800            0               0          3,939
President Alpha Property &               1992          0           0            0               0              0
Casualty Ins. Company (5)

- - -------------------------
(1) For 1994 approximately 60% of all amounts shown were allocated to the Company. For the year 1992 and for the period January 1, 1993 to March 31, 1993, approximately 40% of the total compensation paid by Mutual to Daniel R. Doucette, Robert W. Grieb, Peter J. Donegan, Tracy Watchmaker Schneider and Gil C. Rohde, Jr., and 100% of the total compensation paid to Thomas I. Doucette was allocated to the Company. From April 1 to December 31, 1993, approximately 60% of the total compensation paid by Mutual to Daniel R. Doucette, Robert W. Grieb, Peter J. Donegan, Tracy Watchmaker Schneider and Gil C. Rohde, Jr., and 100% of the total compensation paid to Thomas I. Doucette was allocated to the Company.

(2) The 1994 awards also reflect salary and bonus adjustments made to account for a shift in the Compensation Committee annual review of executive compensation from mid-year to year end. See Report on Executive Compensation. For 1992 and 1993, the amounts shown were granted pursuant to Mutual's incentive compensation program. The bonus shown for Daniel R. Doucette in 1993 also includes an additional discretionary bonus of $75,000. The amounts shown for 1994 represent awards based upon incentive compensation criteria for executive management established by the Compensation Committee in 1994. See Report on Executive Compensation. The figures shown include awards made in July based on 1993 performance and awards made in December 1994 but paid in 1995 based upon an evaluation of 1994 performance.

(3) The aggregate restricted stock holdings of Daniel R. Doucette is 5,000 shares and Tracy Watchmaker Schneider, Peter J. Donegan and Gil C. Rohde 1,000 shares each and their value at year end is $51,250 and $10,250 respectively. The stock vests one year from the date of grant and dividends, if any will be paid on such stock. A total of 12,000 shares of restricted stock have been granted.

(4) Consists of Mutual matching and profit sharing contributions under the Milwaukee Insurance Employee 401(k) Savings and Retirement Plan, which is a profit sharing plan maintained by Mutual under Section 401(k) of the Internal Revenue Code, and accruals under supplemental retirement arrangements with Daniel R. Doucette, Robert W. Grieb and Thomas I. Doucette of $60,133, $266,211 and $151,774, respectively. See Agreements with Named Executive Officers.

(5)  Subsidiaries of the Company.

STOCK OPTIONS

    Mutual had in effect the 1986 Milwaukee Mutual Insurance Company Stock Option Plan (the "1986 Option Plan") pursuant to which options to purchase Common Stock were granted to key employees (including executive officers) of Mutual and its affiliates. Prior to 1994 all grants were made pursuant to the 1986 Option Plan. With the May 1994 approval of the Company's 1994 Incentive Stock Plan (1994 Plan) no additional grants were or will be made under the 1986 Option Plan. The following table presents certain information as to stock option grants made during fiscal 1994 pursuant to the 1994 Plan.

                     OPTION/SAR GRANTS IN 1994 FISCAL YEAR

                                                                                 Potential Realizable
                                                                                 Value at Assumed
                                                                                 Annual Rates of
                                                                                 Stock Price
                                                                                 Appreciation for
                                     Individual Grants(1)                        Option Term
- - -----------------------------------------------------------------------------    -------------------

                     Number of
                    Securities            % of
                    Underlying      Total Options/
                      Options/           SAR's
                          SARs         Granted to      Exercise or
                       Granted       Employees in       Base Price     Expiration
Name                   (#) (1)        Fiscal Year        ($/Sh)           Date           5%          10%
- - ----                   -------        -----------        ------           ----           --          ---
Daniel R. Doucette        5,182          8.7%             $11.00          07/01/04      $35,808      $90,928
                         10,000         16.8%             $11.00          12/21/04      $50,800     $146,100
Robert W. Grieb               0            N/A               N/A               N/A          N/A          N/A
Thomas I. Doucette            0            N/A               N/A               N/A          N/A          N/A
Tracy Watchmaker
Schneider                 1,738          2.9%             $11.00          07/01/04      $12,010      $30,467
                          5,000          8.4%             $11.00          12/21/04      $25,400      $73,050
Peter J. Donegan          1,428          2.4%             $11.00          07/01/04       $9,867      $25,033
                          5,000          8.4%             $11.00          12/21/04      $25,400      $73,050
Gil C. Rohde, Jr.           456           .7%             $11.00          07/01/04       $3,151       $7,994
                          5,000          8.4%             $11.00          12/21/04      $25,400      $73,050

- - ---------------
(1) All grants shown expire ten years from the date of grant and vest 25% one year from the date of grant and an additional 25% each year thereafter until fully exercisable. There are no SAR rights accompanying the option grants.

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
               FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     Number of Securities
                                                                         Underlying
                                                                        Unexercised              Value of Unexercised
                                                                       Options/SARs            In-the-Money Options/SARs
                                                                       at FY-End(#)                 at FY-End($)(1)
                                                                       ------------                 ---------------
                                Shares
                               Acquired           Value
Name                        on Exercise(#)    Realized($)(1)      Exercisable   Unexercisable  Exercisable    Unexercisable
- - ----                        --------------    --------------      -----------   -------------  -----------    -------------
Daniel R. Doucette                0                 0                2,215         167,397          $0           $450,000
Robert W. Grieb                   0                 0                    0               0           0                  0
Thomas I. Doucette                0                 0                    0               0           0                  0
Tracy Watchmaker Schneider        0                 0                  783           7,520           0                  0
Peter J. Donegan                  0                 0                  603           7,030           0                  0
Gil C. Rohde, Jr.                 0                 0                    0           5,456           0                  0

- - -------------------------
(1) The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.

AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

    Mutual has supplemental retirement arrangements or salary continuation agreements with Daniel R. Doucette, Robert W. Grieb and Thomas I. Doucette. The agreements with Robert W. Grieb and Thomas I. Doucette provide that following their retirement on January 13, 1995 and June 30, 1995, respectively and during their lifetime and the lifetime of their spouses, they or their surviving spouse will be paid an annual amount approximately equal to the difference between (a) 70% of their average base salary plus bonus, if any, over the final five years of their employment and (b) the benefits otherwise payable to them under Mutual's retirement plans computed as a straight line single life annuity. These benefits are also payable upon their death or disability prior to retirement. Daniel R. Doucette's agreement is substantially similar except that it is based solely on his average annualized income (salary and bonus) over his final five years of employment and it provides certain reduced benefits upon early retirement. The average compensation for purposes of these arrangements and agreements for Daniel R. Doucette, Robert W. Grieb and Thomas I. Doucette is currently approximately $310,000, $145,000 and $141,000, respectively.


REPORT ON EXECUTIVE COMPENSATION

    All salaries and bonuses of the Company's executive officers were paid by Mutual until December 31, 1994. Pursuant to the terms of an agreement between the Company and Mutual and a related expense allocation policy, the Company is charged for its proportionate share of all such salaries and bonuses, primarily based in 1994 on the basis of participation in the pooling agreement for property/casualty subsidiaries and upon an estimate of the time actually spent by each officer on the business of the Company's life insurance subsidiary and upon the investments of each related entity. See "Certain Relationships and Transactions." Due to this compensation sharing relationship the executive compensation paid by Mutual has been subject to approval by the Joint Compensation Committee of the Company and Mutual (the Committee). Currently the Committee is comprised of three of the Company's outside directors and two of the Mutual Company's outside directors.

Overview of 1994 Compensation

    1994 marks a departure from the Company and Mutual's past procedure for establishing executive compensation in that the evaluation of executive performance has been advanced from mid-year to the close of the fiscal year. This change was undertaken so that compensation would be more directly tied to the Company's fiscal year performance. An identified drawback to mid-year evaluations was that incentive compensation was reflected in financial and shareholder reports for the year following and was not easily correlated with performance in the year on which the compensation was based. The change also removes the potential that performance evaluation would be influenced by partial year financial performance.

    To implement the change in procedure, the Committee evaluated and adjusted executive compensation both at mid-year, based on 1993 performance and at year end, based on 1994 results. The modification of past practice was also suited to the transition in executive management completed during fiscal year 1994.

    In addition to the procedural change, the Committee also refined its incentive compensation evaluation criteria as outlined in the appropriate section of this report.

Compensation Objectives of the Joint Compensation Committee

    The Committee has identified two principal objectives which it seeks to attain through the executive compensation program. These objectives are the attraction and retention of key executives through competitive base compensation and the integration of total compensation with annual and long-term strategic objectives through company-wide performance based incentive compensation elements. It is the intention of the Committee that executive annual compensation shall continue to be the deductible to the Company.

Base Compensation

    The Committee seeks to establish base compensation which is sufficient to attract and retain key executives. Appropriate base salary ranges are identified by the Committee with the assistance of the Chief Executive Officer of the Company through comparisons with companies of like size, structure and complexity of the Company and Mutual. Reference is made to reports of executive compensation developed by industry organizations and information derived from public reports filed by Wisconsin and national competitors. Recommendations regarding base salaries for specific executives within the established ranges are made to the Committee by the CEO based on each executive's performance during the past year evaluated by the CEO and the other executive officers, the performance of the executive's operational area, the experience and value of the executive to the Company and Mutual, and the Company's and Mutual's financial performance during the past year. The Committee reviews and discusses these recommendations and approves or modifies the recommendations based upon their independent analysis.

Performance Based Compensation

    In 1994 the Committee, with the assistance of the Chief Executive Officer, completed its development of incentive compensation criteria to be used in evaluating 1994 and future year's executive performance. The incentive compensation criteria were separately developed for each executive position although each contains common elements directly tied to the Company's and Mutual's fiscal performance including the Company's common stock performance as compared to industry peers reflected by both the Standard & Poors' Property and Casualty Stock Group, and benchmark competitors independently monitored by management. See "Performance Information". Awards of incentive compensation are partially made as cash payments and in part grants of stock options under the Company's 1994 Incentive Stock Plan. By means of a formula developed as part of the incentive compensation criteria, incentive compensation is indexed as a percentage of the executive's base salary, which percentage is tied to the Company's profitability.

    Based on the Company's 1994 fiscal performance the formula established as a guideline that incentives not exceed 25% of the base. The Committee has reserved the discretion to eliminate incentive compensation awards should the Company not generate a profit. Factors identified by the Committee in making 1994 incentive compensation awards included steps undertaken to further improve loss ratios, downsize operations and reduce expenses through extensive review of all expenditures by a subcommittee of executive management. In 1994 the executive team also implemented an improved revenue and expense planning mechanism including performance modeling.

In recognition of the recently completed transition in executive management and with the purpose of directly tying executive financial motivation to Company stock performance the Committee, at the close of 1994, made one-time grants of restricted stock and stock options to the current executive management team including the Chief Executive Officer. As a further incentive to executive management to increase its ownership in the Company the Committee authorized cash reimbursement for 50% of open market purchases of the Company's stock up to but not to exceed 25% of the 1994 cash incentive award. The Committee also authorized agreements with the key executives providing for eighteen months of salary continuation in the event of termination within eighteen months of a change of control of the Company among other benefits.

    The total compensation package afforded all executives also includes an Executive Health plan which supplements medical and health expenses of the executives above the Mutual health plan up to a maximum of $2,000 and group term Life and Disability coverages which the Committee views as requisite to meeting its objective of attracting and retaining key executives through compensation packages competitive in its industry.

Compensation of the Chief Executive Officer

    The Chief Executive Officer's compensation, like that of all executive officers of the Company is comprised of a base salary and performance based incentive compensation. Consistent with the change in executive compensation review procedures Mr. Doucette's compensation was evaluated at mid-year based on 1993 performance and at year end based on 1994 performance.

    The base salary of Daniel R. Doucette was established based upon salary comparisons obtained by the Committee with the scope of such studies focused on the compensation of approximately 30 executives performing a similar role in national companies structured like the Company and Mutual as well as Midwest regional property and casualty insurers with whom the Company and Mutual compete. The Committee revised the base salary in 1994 based upon the competitive industry salary information, as well as the accomplishments of fiscal year 1993 and 1994 including continued improvement in the core operational results of the Company. The Committee anticipates annual revisions of the President's base salary consistent with meeting its objective of retaining key executives.

    Incentive compensation awarded at mid-year for 1993 performance was based upon the successful completion of the secondary stock offering, the integration of Alpha Property and Casualty Insurance Company, the initiation of comprehensive expense and revenue planning and the implementation of expense control measures including operational downsizing implemented in early 1994. The continued improvement in loss ratios combined with satisfactory performance within the established revenue and expense plan was also relied upon as a basis for the award. The incentive compensation for 1993 was awarded in the form of a cash bonus of $100,000 and a grant of stock options.

    As with other executives the Committee established incentive compensation criteria pursuant to which it evaluated the CEO's 1994 performance at year end. The formula adopted by the Committee for evaluation of the CEO's performance included measurement of stock performance, loss ratios, and expense management. Consistent with the formula a cash compensation award of $130,000 was made by the Committee. In addition to the criteria measured in the formula the Committee considered the CEO's personal role in the profitable sale of the Company's Life subsidiary, and leadership in improving the Company's and Mutual's asset management in determining the appropriateness of the incentive award.

    The Committee included the CEO in the one time grant of restricted stock and stock options to further integrate his future compensation with the continued financial performance of the Company. These awards are consistent with the objectives of the long-term compensation package established at the time that Mr. Doucette was named President of Mutual.

    The long-term compensation package, adopted by the Board of Directors of Mutual in 1992 has two components. The first component, a Stock Option Agreement, is directly tied to future and long-term performance of the Company. Under the Agreement, Mutual granted the President an option to purchase an aggregate amount of 150,000 shares of the Company's Common Stock. The option price is $7.25 per share, which was 100% of the fair market value of such stock on January 2, 1992. Twenty percent of the option vests in 1997, with an additional 20% vesting in each of the following four years. The options expire on December 31, 2006. The options may be exercised as stock appreciation rights. Mutual will satisfy any requirement to deliver shares of Common Stock under the Stock Option Agreement out of shares already owned by Mutual or through purchases on the open market or in private transactions. No new shares will be issued by the Company as a result of exercises under the Stock Option Agreement.




                                   Joseph C. Branch
                                   James L. Dorman
                                   Michael J. Koss
                                   Company Members of the Compensation Committee


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Branch was a member of the Compensation Committee during 1994 and is a partner of the law firm of Foley & Lardner. Foley & Lardner provided legal services to the Company and Mutual during 1994.

PERFORMANCE INFORMATION

    Set forth below is a line graph comparing the yearly percentage change during the last five years in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of companies in the Standard & Poor's 500 Stock Index and companies in the Standard & Poor's Property and Casualty Stock Group. The total return information presented in the graph assumes the reinvestment of dividends.



                                    [GRAPH]


                   1989      1990       1991        1992        1993       1994
                   ----      ----       ----        ----        ----       ----
S&P 500            $100       $97       $126        $136        $149       $130
S&P P/C             100        98        122         143         141        129
Milw. Ins.          100        45         73         145          98        103

CERTAIN RELATIONSHIPS AND TRANSACTIONS

    Mutual owns approximately 48% of the outstanding Common Stock. The Company's business and operations are integrated with the business and operations of Mutual. Through December 31, 1994 the Company had no employees and was dependent upon Mutual for the sale and underwriting of insurance, the servicing of policyholder claims and all other aspects of the Company's operations. Mutual provided substantially all of the facilities, employees and data processing and administrative services required to conduct the business of the Company. Effective January 1, 1995 the Company assumed Mutual's role as employer and provider of all services.

    Property and casualty underwriting expenses of Mutual and the Company's Guardian and Safeguard subsidiaries are shared under a pooling agreement (the "Pooling Agreement") in accordance with the percentage participation of the parties. Under the reinsurance Pooling Agreement all premiums, losses, loss adjustment expenses, and underwriting expenses of the parties (after deducting all other reinsurance) are prorated among the parties on the basis of their percentage participations in the pool. Historically pooling percentages have been established based principally upon the capital (surplus) of each insurer available to support insurance writings. Effective April 1, 1993 the pooling percentages of Guardian and Safeguard were increased from 20% each to 30% in part as a result of the increase in each of their capital following the public offering of newly issued shares of Common Stock of the Company. The Company is contingently liable on losses ceded to Mutual under the Pooling Agreement if Mutual fails to meet its obligations under the Pooling Agreement. The Pooling Agreement has no fixed term and may be amended or terminated only by written agreement of all the parties. During the fiscal year ended December 31, 1994 the Company ceded to Mutual premiums earned in the amount of $91,388,125, unearned premiums in the amount of $125,644,611, and reserves for losses and loss adjustment expenses in the amount of $68,374,559. During the fiscal year ended December 31, 1994, the Company assumed from Mutual premiums earned in the amount of $100,580,530, unearned premiums in the amount of $38,635,132, and reserves for losses and loss adjustment expenses in the amount of $83,495,754.

    The increase in the pooling percentages caused Mutual to pay $35,505,000 to the Guardian and Safeguard subsidiaries, which equaled the additional liabilities assumed less a ceding commission of $3,276,000. The transfer of assets took place over the course of 1993 with final settlement in 1994. Mutual paid interest of $17,930 in 1994 which represented 7.25% on the outstanding balance.

    As of January 1, 1994, the Company assumed responsibility for administration of the Pooling Agreement. In exchange for certain administrative services provided on behalf of the pooled insurance operations, the Company receives a fee from Mutual equal to one percent of Mutual's direct written premiums. Income from this fee amounted to $733,381 during 1994.

    The Company's has a real estate loan in the amount of $1,000,000 which is a second mortgage on a real estate project in which Mutual is the debtor. The loan bears interest at 12% and is due June 1, 1995.

    Milwaukee Life owned the home office building of Mutual but transferred ownership to the Company by means of a dividend immediately prior to the life company sale in 1994. The Company receives annual rental income of $518,000 from Mutual for its use of the home office building under the terms of a lease agreement expiring in 2004, with six 6-year renewal options. Prior to the Company's sale of its life insurance subsidiary the rental income was received by that subsidiary. The rights to the rental income were assigned to the Company prior to the sale.

    Effective December 31, 1994, Mutual sold the computer application software used to process insurance business subject to the Pooling Agreement to a bank for a payment of $5,075,000. In a related transaction the Company leased the software from the bank. The Company intends to provide the application software for use under the Pooling Agreement and to be reimbursed for the cost of the lease by the participants in the Pooling Agreement. The Company is accounting for this agreement as a capital lease. The initial lease term is one year and may be renewed for two additional one year terms provided, among other conditions, there is no decrease in the appraised value of the software. The Company may purchase the software and terminate the lease at any time upon payment of all remaining lease obligations due.

    Milwaukee Life provided group life insurance coverage to Mutual. The amount paid to Milwaukee Life for 1994 insurance coverage while owned by the Company was $99,568. The Company was allocated a percentage of this amount under the Pooling Agreement and 100% of the amount relating to Mutual employees utilized exclusively by the Company's non-pooled subsidiaries.

    Intercompany balances between the Company and Mutual are created in the ordinary course of business. Amounts are settled on a monthly basis, with the exception of balances generated as a result of the Pooling Agreement, which are settled quarterly and no interest is charged thereon.

    Director Branch is a partner in the law firm of Foley & Lardner. Foley & Lardner provided legal services to the Company, Mutual, and entities in which Mutual had an interest. In 1994 the firm was paid $323,598 for the legal services rendered including services related to the Company's Incentive Stock Plan, the sale and leaseback of processing software and the sale of Milwaukee Life.

    Effective January 1, 1994 Mutual and the Company's Alpha subsidiary entered into an agreement under which Mutual will provide reinsurance on losses exceeding $40,000 to a limit of $250,000 per loss. Alpha will pay Mutual an estimated annual premium of $499,000 for this reinsurance which the Company believes is consistent with market rates.

    Other expenses which can be directly identified with Mutual or the Company are paid by the company to which the expense is attributable, and all other operating expenses relating to the business of Mutual and the Company are allocated on an estimated cost basis in accordance with policies established in good faith by their Boards of Directors.

    All of the Company's officers are officers of Mutual and two of the Company's directors are directors of Mutual. Agreements between the Company and Mutual will not be modified, nor will transactions involving actual or potential conflicts of interest with Mutual be entered into, without the approval of a majority of the directors of the Company who are neither officers, directors nor employees of Mutual.

INDEPENDENT PUBLIC ACCOUNTANTS

    It is expected that representatives of Coopers & Lybrand L.L.P., which served as independent certified public accountants for the fiscal year ended December 31, 1994, will be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement. As in the past, the Company will not choose independent certified public accountants for the purpose of auditing the consolidated financial statements of the Company for the fiscal year ended December 31, 1995 until after the 1995 Annual Meeting of Shareholders.


SHAREHOLDER PROPOSALS

    A shareholder who intends to present a proposal for action at any annual meeting and who desires that such proposal be included in the Company's proxy materials must submit the proposal to the Company in advance of the meeting. Proposals for the annual meeting to be held in 1996 must be received by the Company at its principal office no later than December 15, 1995. In addition, a shareholder who otherwise intends to present business at any annual meeting must comply with, among other things, the notice requirements set forth in the Company's By-laws.


OTHER MATTERS

    THE COMPANY WILL FURNISH TO ANY SHAREHOLDER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR 1994. REQUESTS MUST BE ADDRESSED TO DANIEL A. RIEDL, SECRETARY, MILWAUKEE INSURANCE GROUP, INC., 803 WEST MICHIGAN STREET, MILWAUKEE, WISCONSIN 53233, (414) 271-0525.

    All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company.
Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD USING THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO ITS BEING VOTED.

                                              By Order of the Board of Directors
                                              MILWAUKEE INSURANCE GROUP, INC.



                                              DANIEL A. RIEDL
                                              Secretary
April 17, 1995

                       MILWAUKEE INSURANCE GROUP, INC.
                803 WEST MICHIGAN STREET, MILWAUKEE, WI  53233

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Daniel R. Doucette and Daniel A. Riedl, and each of them, as Proxies, each with the power to appoint his substitute; and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Milwaukee Insurance Group, Inc. (the "Company") held of record by the undersigned on March 31, 1995, at the Annual Meeting of Shareholders to be held on May 18, 1995 and at any adjournment thereof.

1. ELECTION OF DIRECTORS:

                      / / FOR the nominees listed below   / / WITHHOLD AUTHORITY
                          and as provided in the Proxy        to vote for the
                          Statement (except as provided       nominees listed
                          to the contrary below)              below and as in
                                                              the Proxy
                                                              Statement

                          Robert W. Doucette and Joseph C. Branch

(INSTRUCTION: (To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)

________________________________________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

               (Continued and to be signed on the reverse side)


PROXY NO.                                                          NO. OF SHARES

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominees listed in Item 1 and FOR Item 2.

                                          Dated___________________________, 1995


                                          ______________________________________
                                                        Signature

                                          ______________________________________
                                                   Signature if held jointly

                                          (Please sign exactly as name appears
                                          hereon.  When shares are held by joint
                                          tenants, both should sign.  When
                                          signing as attorney, personal
                                          representative, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such.  If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer.  If a partnership,
                                          please sign in partnership name by
                                          authorized person.)


   PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                              ENCLOSED ENVELOPE